SUPPLEMENT TO CARE AGREEMENT

               This Supplement to CARE Agreement is entered into as of September 22, 2000, and supplements the Agreement Among Rentrak Shareholders dated as of May 24, 2000 (the "CARE Agreement"), among the shareholders (the "Shareholders") named on Attachment A hereto.

               Because the Shareholders have accomplished their objective to replace the incumbent directors of Rentrak Corporation and related matters set forth in the CARE Agreement, the Shareholders now hereby agree as follows:

               1. An amended Schedule 13D will be filed with the Securities and Exchange Commission to report the termination of the CARE Agreement and the termination of "group" status within the meaning of Section 13(d) of the Securities Exchange Act of 1934 and the rules promulgated thereunder.

               2. Effective as of the date first set forth above, the CARE Agreement will be terminated and the Shareholders will have no further obligations thereunder, except that Paul Rosenbaum is hereby authorized and directed on behalf of the Shareholders to arrange for the filing of the amended
Schedule 13D described above promptly after the execution of this Supplement to the CARE Agreement.

               3. The Power of Attorney signed by each Shareholder pursuant to the CARE Agreement will remain in effect as necessary or desirable to carry out the intent and purposes of this Supplement to CARE Agreement.


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               Paul A.  Rosenbaum  has duly  executed  this  Supplement  to CARE
Agreement on his own behalf and on behalf of each other Shareholder pursuant to an effective Power of Attorney as of September 22, 2000.



                                        /s/ Paul A. Rosenbaum
                                        Paul A. Rosenbaum, in his capacity as a
                                        Shareholder and as attorney-in-fact for:

                                        Michael J. Annechino
                                        Mark A. Brown
                                        Thomas S. Cousins, Jr.
                                        Gordon A. Reck
                                        Donald W. Remlinger
                                        David R. Rosencrantz
                                        Guy R. Wolcott
                                        Frederick L. Zehnder


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                                  ATTACHMENT A
                                  ------------


                                  Michael J. Annechino
                                  Mark A. Brown
                                  Thomas S. Cousins, Jr.
                                  Gordon A. Reck
                                  Donald W. Remlinger
                                  Paul A. Rosenbaum
                                  David R. Rosencrantz
                                  Guy R. Wolcott
                                  Frederick L. Zehnder